UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 24, 2007

OUVO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-49838 (Commission File Number)	94-3381088 (IRS Employer Identification Number)

Kent Carasquero, Chief Executive Officer
325-3495 Cambie Street, Vancouver, British Columbia V5Z 4R3
(Address of principal executive offices)

(604) 725-4160
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2007, Ouvo, Inc. (“Company”) entered into a letter agreement with Trustcash, LLC (“Trustcash”) whereby the Company agreed to loan Trustcash $100,000 in anticipation of entering into a formal agreement to acquire Trustcash. The loan was evidenced by a promissory note secured by the terms of a general security agreement. The promissory note bears 10% interest and is due on the later date of April 30, 2007 or within 10 days of the Company acquiring Trustcash.

On March 12, 2007, the Company entered into a second letter agreement whereby the Company agreed to loan Trustcash an additional $75,000. The loan was evidenced by a promissory note secured by the terms of a general security agreement. The promissory note bears 10% interest and is due on the later date of April 30, 2007 or within 10 days of the Company acquiring Trustcash.

The Company has not yet entered into a formal agreement to acquire Trustcash.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.	Page No.	Description
10(i)	Attached	Promissory Note dated January 24, 2007 executed by Trustcash for the benefit of the Company.
10(ii)	Attached	General Security Agreement dated January 24, 2007 executed by Trustcash for the benefit of the Company.
10(iii)	Attached	Promissory Note dated March 12, 2007 executed by Trustcash for the benefit of the Company.
10(iv)	Attached	General Security Agreement dated March 12, 2007 executed by Trustcash for the benefit of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ouvo, Inc.                                                         Date

By: /s/ Kent Carasquero                                      May 7, 2007

Name: Kent Carasquero

Title: Chief Executive Officer

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